                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _______)

Filed by the Registrant    /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /     Preliminary Proxy Statement               / /    Confidential, for Use of the Commission
                                                         Only (as permitted by Rule 14a-6(e)(2))

/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials

/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Albany Molecular Research, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing Fee (Check the appropriate box):


/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:_______________________________
     (2)  Aggregate number of securities to which transaction applies:__________________________________
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________________________________________
     (4)  Proposed maximum aggregate value of transaction: _____________________________________________
     (5)  Total fee paid: ______________________________________________________________________________

/ /   Fee paid previously with preliminary materials.

/ /   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid: ______________________________________________________________________
     (2)  Form, Schedule or Registration Statement no.: ________________________________________________
     (3)  Filing Party: ________________________________________________________________________________
     (4)  Dated Filed: _________________________________________________________________________________

                        ALBANY MOLECULAR RESEARCH, INC.
                              21 CORPORATE CIRCLE
                          ALBANY, NEW YORK 12203-5154

                                                                     May 1, 2000

Dear Stockholder:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Albany Molecular Research, Inc. to be held on Wednesday, May 31, 2000 at 10:00 a.m. at the Albany Marriott, 189 Wolf Road, Albany, New York 12205. The business to be conducted at the meeting is set forth in the formal notice that follows. In addition, at the meeting, we will review our operations and report on 1999 financial results.

    Your vote is important to us. Whether or not you plan to attend the meeting, we ask that you complete, date, sign and return the enclosed proxy card in the envelope provided. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          Sincerely,

                                      /s/ Thomas E. D'Ambra

                                          Thomas E. D'Ambra, Ph.D.
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                        ALBANY MOLECULAR RESEARCH, INC.
                              21 CORPORATE CIRCLE
                          ALBANY, NEW YORK 12203-5154

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2000

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Albany Molecular Research, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2000 at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York 12205 (the "Annual Meeting") for the following purposes:

    1. To elect two directors of the Company to serve until the 2003 annual meeting of stockholders and until their respective successors are duly elected and qualified.

    2. To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 12, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

    In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors
                                          Donald E. Kuhla, Ph.D.
                                          SECRETARY

Albany, New York
May 1, 2000

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        ALBANY MOLECULAR RESEARCH, INC.
                              21 CORPORATE CIRCLE
                          ALBANY, NEW YORK 12203-5154

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2000

                                                                     May 1, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Albany Molecular Research, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 31, 2000 at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York 12205 and any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

    1. The election of two Class II directors of the Company to serve until the 2003 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

    2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about May 10, 2000 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 12, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 14,748,423 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 188 stockholders of record. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

    The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors of the Company.

    Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of directors, votes may be cast in favor of or withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN

THE ELECTION OF DIRECTORS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

    The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1999, is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation materials.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of six members and is divided into three classes, with two directors in Class I, two directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company's stockholders at each annual meeting.

    At the Annual Meeting, two Class II directors will be elected to serve until the 2003 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Donald E. Kuhla, Ph.D. and Kevin O'Connor for election as Class II directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Donald E. Kuhla, Ph.D. and Kevin O'Connor as Class II directors. The nominees have agreed to stand for election and to serve, if elected, as directors. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

    A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors of the Company.

RECOMMENDATION

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors of the Company held eight meetings during 1999. During 1999, each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member, with the exception of Mr. O'Connor who was not a director in 1999. The Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

    The Audit Committee recommends the independent accounting firm to be appointed to audit the Company's financial statements and to perform services related to such audit, reviews the scope and results of the audit with the independent accountants, reviews the Company's year-end operating results with management and the independent accountants, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Audit Committee consisted of Mr. Haydu and Dr. Tartaglia during 1999 and currently consists of Messrs. Haydu and O'Connor and Dr. Tartaglia, none of whom is an officer or employee of the Company. The Audit Committee held four meetings during 1999.

    The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 1998 Stock Option and Incentive Plan (the "1998 Stock Plan") and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Compensation Committee consisted of Mr. Haydu and Dr. Tartaglia during 1999 and currently consists of Messrs. Haydu and O'Connor and Dr. Tartaglia. The Compensation Committee held one meeting during 1999.

    Non-employee directors receive $10,000 annually (with at least one-half of such payment being in the form of shares of Common Stock), plus $1,000 per Board meeting and $400 per committee meeting attended, as compensation for their services as directors. Each non-employee director also receives a grant of options to purchase 2,500 shares of Common Stock on an annual basis. Further, each director is reimbursed for reasonable travel and other expenses incurred in attending meetings. Directors who are also employees of the Company do not receive any additional compensation for their service as directors.

    The following table and biographical descriptions set forth certain information with respect to the two nominees for election as Class II directors at the Annual Meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2001 and 2002, based on information furnished by them to the Company. The following information is as of December 31, 1999, unless otherwise specified.

                                                                         DIRECTOR
NAME                                                            AGE       SINCE
----                                                          --------   --------
CLASS II-TERM EXPIRES IN 2000

Donald E. Kuhla, Ph.D.*.....................................     57        1995
Kevin O'Connor (1)(2)*......................................     45        2000

CLASS III-TERM EXPIRES IN 2001

Thomas E. D'Ambra, Ph.D. ...................................     44        1991
Anthony P. Tartaglia, M.D. (1)(2)...........................     67        1995

CLASS I-TERM EXPIRES IN 2002

Frank W. Haydu, III (1)(2)..................................     52        1998
Chester J. Opalka...........................................     51        1991

------------------------

*   Nominee for election.

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

NOMINEES FOR ELECTION AS DIRECTORS

    DONALD E. KUHLA, PH.D. has served as the Company's President and Chief Operating Officer since July 1998 and as a director of the Company since October 1995. Prior to joining the Company as an employee, Dr. Kuhla served as the Vice President and Chief Technical Officer of Plexus Ventures, Inc., a biotechnology investment and consulting company, from February 1994 to June 1998; the Chief Operating Officer of Hybridon, Inc., a pharmaceutical company, and Enzymatics, Inc., a medical diagnostics company, from November 1990 to February 1994; in various positions with Rorer Group, Inc., a pharmaceutical company, from 1981 to 1990; and in various positions with Pfizer Inc., a pharmaceutical company, from

1968 to 1981. Dr. Kuhla is also a director of NPS Pharmaceuticals Inc.
Dr. Kuhla has a B.A. degree in chemistry from New York University and a Ph.D. in organic chemistry from Ohio State University.

    KEVIN O'CONNOR has served as a director of the Company since March 2000.
Mr. O'Connor has served as the President of the Albany Center for Economic Growth, Inc., a business-sponsored economic development organization, since February 1992. Mr. O'Connor also served as a Deputy Commissioner for the New York State Department of Economic Development from September 1987 to
February 1992, as a Program Associate for the New York State Governor's Office from July 1984 to September 1987 and held various positions in the New York State Division of the Budget and the New York State Department of Health from January 1980 to July 1984. Mr. O'Connor also serves as a director of several private companies and non-profit organizations. Mr. O'Connor holds a B.A. degree in history and a Masters degree in public administration from the State University of New York College in Brockport.

INCUMBENT DIRECTORS--TERMS EXPIRING IN 2001

    THOMAS E. D'AMBRA, PH.D. co-founded the Company in 1991 and currently serves as the Company's Chairman of the Board and Chief Executive Officer. Prior to co-founding the Company, Dr. D'Ambra served as the Vice President, Chemistry and co-founder of Coromed, Inc., a traditional development contract research organization, from 1989 to 1991 and Group Leader and Senior Research Chemist with Sterling Winthrop, Inc., a pharmaceutical company, from 1982 to 1989.
Dr. D'Ambra holds a B.A. degree in chemistry from the College of the Holy Cross and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

    ANTHONY P. TARTAGLIA, M.D. has served as a director of the Company since October 1995. Dr. Tartaglia served as a physician with Albany Medical Center from 1984 until his retirement in June 1998 and also served as Dean of Albany Medical College from 1990 to June 1995. Dr. Tartaglia previously served as Executive Director of the Albany Medical Center Hospital from 1987 to 1990, Senior Vice President for Patient Care of the Albany Medical Center from 1984 to 1987 and as Chief of Medicine at St. Peter's Hospital in Albany from 1975 to 1984. Dr. Tartaglia was also a director of Albank Financial Corporation, a bank holding company, prior to its merger with Charter One Financial, Inc.
Dr. Tartaglia holds a B.S. degree in biology from Union College and an M.D. from the University of Rochester Medical School.

INCUMBENT DIRECTORS--TERMS EXPIRING IN 2002

    FRANK W. HAYDU, III has served as a director of the Company since
October 1998. Mr. Haydu has served as the Chairman of Haydu, Lind & Angelakis, LLC, a senior living development company, since co-founding it in June 1996. Mr. Haydu also recently served as the interim Commissioner of Education of Massachusetts from February 1998 to July 1998. Prior to co-founding Haydu,
Lind & Angelakis, LLC, Mr. Haydu served as the interim President and Chief Executive Officer of the New England Medical Center Hospitals, Inc. from October 1995 to May 1996; a Senior Advisor to Smith Barney, Inc., an investment bank, from August 1994 to August 1995; and as a Managing Director of Kidder, Peabody & Company, Inc., an investment bank, from 1990 to August 1994.
Mr. Haydu also serves as a director of several private companies. Mr. Haydu holds a B.A. degree in economics from Muhlenberg College.

    CHESTER J. OPALKA co-founded the Company in 1991, currently serves as Vice President, Laboratory Operations and has served as a director of the Company since its inception. Prior to co-founding the Company, Mr. Opalka served as a Senior Research Chemist with Coromed, Inc. from January 1991 to September 1991 and in various positions with Sterling Winthrop, Inc. from 1970 to 1991.
Mr. Opalka holds a B.S. degree in chemistry from Niagara University.

                               EXECUTIVE OFFICERS

    The names and ages of all executive officers of the Company are set forth below as of December 31, 1999. In addition, set forth below is certain biographical information for each executive officer who is not a director, including his principal occupation and business experience for at least the last five years.

NAME                                          AGE      POSITION
----                                        --------   --------
Thomas E. D'Ambra, Ph.D. .................     44      Chairman of the Board of Directors and
                                                         Chief Executive Officer
Donald E. Kuhla, Ph.D. ...................     57      President, Chief Operating Officer and
                                                         Secretary
James J. Grates...........................     38      Vice President, Human Resources
Lawrence D. Jones, Ph.D. .................     48      Vice President, Business Development
Harold Meckler, Ph.D. ....................     43      Vice President, Chemical Development
Chester J. Opalka.........................     51      Vice President, Laboratory Operations
Michael P. Trova, Ph.D. ..................     38      Vice President, Medicinal Chemistry
David P. Waldek...........................     35      Chief Financial Officer and Treasurer

    JAMES J. GRATES joined the Company in December 1996 and currently serves as the Company's Vice President, Human Resources. Prior to joining the Company,
Mr. Grates was Executive Vice President, Corporate Services with Corporate Health Dimensions, a health care service provider company, from April 1995 to December 1996 and Manager of Human Resources with Norton Performance
Plastics, Inc., a plastic manufacturer, from 1990 to September 1995. Mr. Grates holds an A.A.S. degree in marketing from Herkimer County Community College and a B.S. degree in business administration from Syracuse University.

    LAWRENCE D. JONES, PH.D. has served as the Company's Vice President, Business Development since January 1999 and served as the Company's Vice President, Commercial Operations and Quality from June 1998 to January 1999 and as the Company's Vice President, Operations from March 1998 to June 1998. Prior to joining the Company, Dr. Jones served as the Executive Vice President and co-founder of Inhalon Pharmaceuticals, Inc., a manufacturer and distributor of generic inhalation anesthetics, from August 1991 to February 1998; the Director of Marketing and Development for Kaneka America Corporation, a manufacturer and distributor of chemical intermediates, from 1988 to August 1991; and a Sales and Marketing Manager with Johnson Matthey, Inc., a pharmaceutical manufacturer, from 1980 to 1998. Dr. Jones holds a B.A. degree in chemistry from Cornell University and a Ph.D. in organic chemistry from Duke University.

    HAROLD MECKLER, PH.D. has served as the Company's Vice President, Chemical Development since May 1997 and served as the Company's Director of Chemical Development from August 1995 to May 1997. Prior to joining the Company,
Dr. Meckler served as Manager, Organic Chemistry of Telor Ophthalmic Pharmaceuticals, Inc., a biopharmaceutical company, from March 1994 to August 1995; in various capacities with Ciba-Geigy Corporation, a pharmaceutical company, from 1984 to March 1994; and as Senior Research Chemist, Chemical Development with Sterling Winthrop, Inc. from 1982 to 1984. Dr. Meckler holds a B.S. degree in chemistry from the University of Maryland, College Park, and a Ph.D. in organic chemistry from the State University of New York, Buffalo.

    MICHAEL P. TROVA, PH.D. has served as the Company's Vice President, Medicinal Chemistry since March 1998 and served as the Company's Director of Medicinal Chemistry from August 1996 to March 1998 and as the Company's Assistant Director of Medicinal Chemistry from August 1995 to August 1996. Prior to joining the Company, Dr. Trova was a staff scientist with American Cyanamid, Lederle Laboratories, a pharmaceutical company, from 1989 to August 1995, and a post-doctoral researcher at the Massachusetts Institute of Technology from 1987 to 1989. Dr. Trova holds a B.S. degree in chemistry from Rensselaer Polytechnic Institute and a Ph.D. in organic chemistry from Ohio State University.

    DAVID P. WALDEK has served as the Company's Chief Financial Officer since March 1999. Prior to joining the Company, Mr. Waldek was Vice President, Finance of NAMIC U.S.A. Corporation, a medical device company, from November 1990 to March 1999. NAMIC U.S.A. Corporation was affiliated with Pfizer, Inc., a pharmaceutical company, from March 1995 to September 1998 and was acquired by Boston Scientific Corporation, a medical device company, in September 1998.
Mr. Waldek also served as Senior Accountant for Ernst & Young, an independent public accounting firm, from September 1987 to November 1990. Mr. Waldek holds a B.S. degree in economics from the University of Rochester and an M.B.A. in finance from the William E. Simon Graduate School of Business Administration.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    SUMMARY COMPENSATION. The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of 1999, each of whose compensation exceeded $100,000 in salary and bonus during the year ended December 31, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                                            SECURITIES
                                              ANNUAL COMPENSATION           UNDERLYING
                                       ---------------------------------     OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY ($)   BONUS ($)       (#)        COMPENSATION ($)
---------------------------            --------   ----------   ---------   ------------   ----------------
Thomas E. D'Ambra, Ph.D. ............    1999       242,308          --            --        2,136,160(1)
  Chairman and Chief Executive
    Officer                              1998       197,403     105,000            --        1,823,073(1)

Donald E. Kuhla, Ph.D.(2)............    1999       196,154      75,000         4,000            3,000(3)
  President and Chief Operating
    Officer                              1998        84,135      25,000       112,500           75,487(3)

Lawrence D. Jones, Ph.D.(4)..........    1999       142,807      25,000         2,000            4,293(5)
  Vice President, Business
    Development                          1998       108,808      10,350        33,750           30,049(5)

Michael P. Trova, Ph.D. .............    1999       127,692      40,000         4,600           13,046(6)
  Vice President, Medicinal Chemistry    1998       111,738      40,000            --           11,523(6)

David P. Waldek(7)...................    1999       124,038      56,250        60,000               --
  Chief Financial Officer and
    Treasurer

------------------------

(1) Consists of (i) $2,131,839 earned by Dr. D'Ambra under the Company's Technology Development Incentive Plan and $4,321 in matching contributions under the Company's 401(k) plan for 1999 and (ii) $1,821,628 earned by Dr. D'Ambra under the Company's Technology Development Incentive Plan and $1,445 in matching contributions under the Company's 401(k) plan for 1998.

(2) Joined the Company as an officer in July 1998.

(3) Consists of (i) matching contributions under the Company's 401(k) plan for 1999 and (ii) $12,400 in director fees and $5,000 in consulting fees paid to Dr. Kuhla prior to his employment by the Company and $58,087 as reimbursement for relocation expenses incurred when Dr. Kuhla joined the Company for 1998.

(4) Joined the Company in March 1998.

(5) Consists of (i) matching contributions under the Company's 401(k) plan for 1999 and (ii) re-imbursement of relocation expenses incurred when Dr. Jones joined the Company for 1998.

(6) Consists of (i) $10,000 in debt forgiveness under notes payable to the Company and $3,046 in matching contributions under the Company's 401(k) plan for 1999 and (ii) $10,000 in debt forgiveness under notes payable to the Company and $1,523 in matching contributions under the Company's 401(k) plan for 1998.

(7) Joined the Company in March 1999.

    OPTION GRANTS IN FISCAL YEAR 1999. The following table sets forth information regarding stock options granted during 1999 to the Company's Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                    --------------------------------------------------------     VALUE AT ASSUMED
                                                      PERCENT OF                                 ANNUAL RATES OF
                                      NUMBER OF         TOTAL                                      STOCK PRICE
                                      SECURITIES       OPTIONS                                     APPRECIATION
                                      UNDERLYING      GRANTED TO    EXERCISE OR                  FOR OPTION TERM
                                       OPTIONS       EMPLOYEES IN   BASE PRICE    EXPIRATION   --------------------
NAME                                GRANTED (#)(1)   FISCAL YEAR      ($/SH)         DATE      10% ($)     5% ($)
----                                --------------   ------------   -----------   ----------   --------   ---------
Thomas E. D'Ambra, Ph.D. .........          --             --             --             --         --           --
Donald E. Kuhla, Ph.D. ...........       4,000            2.5          20.00        3/10/09     50,312      127,499
Lawrence D. Jones, Ph.D. .........       2,000            1.3          20.00        3/10/09     25,156       63,750
Michael P. Trova, Ph.D. ..........       2,000            1.3          20.00         2/2/09     25,156       63,750
                                         2,600            1.6          20.00        3/10/09     32,703       82,875
David P. Waldek...................      60,000           37.4          20.00        2/28/09    754,674    1,912,491

------------------------

(1) Vesting of options is subject to the continuation of such employee's service relationship with the Company. The options vest as follows: 60% on the third anniversary of the grant date, an additional 20% on the fourth anniversary of the grant date and an additional 20% on the fifth anniversary of the grant date. The options expire ten years after the grant date, subject to earlier termination in accordance with the 1998 Stock Plan and the applicable option agreement.

    OPTION EXERCISES AND YEAR-END HOLDINGS. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers. None of the Named Executive Officers exercised any stock options during 1999.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                     AND FISCAL YEAR-END 1999 OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     SHARES                          OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                    ACQUIRED                           YEAR-END (#)            AT FISCAL YEAR-END ($)(1)
                                       ON           VALUE       ---------------------------   ---------------------------
NAME                              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ------------   ------------   -----------   -------------   -----------   -------------
Thomas E. D'Ambra, Ph.D. .......          --             --            --         45,859              --       1,280,412
Donald E. Kuhla, Ph.D. .........          --             --        69,375         80,875       1,765,345       1,770,364
Lawrence D. Jones, Ph.D. .......          --             --            --         35,750              --         909,241
Michael P. Trova, Ph.D. ........          --             --        36,000         27,909       1,082,430         702,156
David P. Waldek.................          --             --            --         60,000              --         671,250

------------------------

(1) Based on the average of the high and low sales prices of the Common Stock on December 31, 1999 ($31.1875), minus the exercise price, multiplied by the number of shares underlying the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee of the Board of Directors consists of Messrs. Haydu and O'Connor and Dr. Tartaglia, none of whom is an officer or employee of the Company. Mr. O'Connor became a member of the Compensation Committee in March 2000 and, thus, he did not participate in meetings of the Compensation Committee during 1999. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the 1998 Stock Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans.

    COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. The Compensation Committee's executive compensation philosophy is to: (i) provide competitive levels of compensation that integrate pay with the individual executive's performance and the Company's short- and long-term performance goals; (ii) motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) provide compensation opportunities and benefits that are comparable to those offered by other companies in the pharmaceutical and biotechnological industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's short- and long-term success; (iv) align the interests of key executives with the short- and long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options; and (v) recognize individual contributions as well as overall business results. The Company's objectives include qualitative factors that strengthen the Company's ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

    The compensation of the Company's Chief Executive Officer and other executive officers is currently comprised of an annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option grants under the 1998 Stock Plan.

    The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive with those of executives of comparably sized companies in the pharmaceutical and biotechnological industry. In addition, the Compensation Committee believes that it is appropriate to reward performance through a combination of cash bonuses and stock option grants and to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to enhance the Company's short-term financial performance and to enhance profitable growth over the long-term.

    BASE SALARY. Base salaries for each of the Company's executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities at comparably sized companies within the pharmaceutical and biotechnological industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by such executive officer. Salary adjustments are normally determined and made on an annual basis.

    BONUSES. At the beginning of each year, the Compensation Committee adopts a performance bonus program setting forth strategic goals for the year and a percentage of base salary that will be awarded to the senior management team based upon the achievement of these goals. All awards are paid in full, in cash, following the year of performance. The Compensation Committee awarded bonuses to its executive officers for 1999 based on the achievement of the Company and individual pre-determined goals for 1999.

    STOCK OPTION GRANTS. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions, give executives a long-term incentive to increase shareholder value and align the interests of the Company's senior executives with those of its stockholders. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to that involved in fixing cash bonuses. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practices. Stock options generally have been granted with a ten-year term, with 60% vesting on the third anniversary of the grant date and the remainder vesting in equal annual installments over the next two years at an exercise price equal to or above the fair market value of the Common Stock on the grant date.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Thomas E. D'Ambra, Ph.D., the Company's Chief Executive Officer, receives competitive compensation and regular benefits in effect for senior executives of the Company. In 1999, the Compensation Committee reviewed information regarding the compensation paid to chief executive officers of comparable companies and evaluated achievement of corporate, individual and organizational objectives for 1999. Dr. D'Ambra's annual salary for 1999 was $242,308, a 22.7% increase from the year ended December 31, 1998. Dr. D'Ambra also earned the right to receive payments in the aggregate of $2,131,839 under the Company's Technology Development Incentive Plan, which payments are unrelated to Dr. D'Ambra's performance of his duties as Chief Executive Officer of the Company. The base salary for Dr. D'Ambra was established pursuant to his employment agreement with the Company. Such employment agreement is described more fully below under "Agreements with Named Executive Officers." Dr. D'Ambra did not receive any options to acquire shares of the Company's Common Stock in 1999.

                             COMPENSATION COMMITTEE
               Frank W. Haydu, III    Anthony P. Tartaglia, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All executive officer compensation decisions are made by the Compensation Committee. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the 1998 Stock Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The current members of the Compensation Committee are Messrs. Haydu and O'Connor and Dr. Tartaglia, none of whom is an executive officer or employee of the Company.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company has entered into employment agreements with each of the Named Executive Officers. The terms of the agreements are substantially similar, except with respect to minimum annual base salary ($200,000, $175,000, $150,000, $138,000 and $115,000 for Dr. D'Ambra, Dr. Kuhla, Mr. Waldek, Dr. Jones and
Dr. Trova, respectively) and as set forth below with respect to the termination of employment upon a "change of control." In addition to their annual base salary, the Named Executive Officers will be eligible to receive bonus compensation to be determined at the discretion of the Board of Directors. The agreements have initial employment terms of three years and automatically renew for one year periods thereafter. If the Company elects not to extend an agreement for any reason or if the executive's employment is terminated by the Company without "cause" (as defined in the employment agreement) or by the executive upon a material breach of the agreement by the Company, the Company will continue to pay the executive his base salary for one year and will pay to the executive in monthly installments over such one year period an amount equal to the executive's cash bonus received in respect of the immediately preceding year.

    Upon termination by the Company of the executive's employment without "cause" or upon a resignation by the executive for "good reason" (as defined in the employment agreement) or if an employment agreement is not renewed by the Company within twelve months following a "change of control" (as defined in the employment agreement), such executive will be entitled to receive a severance amount equal to the sum of (i) a multiple of the executive's annual base salary, plus (ii) the executive's cash bonus received in respect of the immediately preceding year. The multiples of base salary to be paid by the Company to Dr. D'Ambra and Dr. Kuhla upon the termination of their employment following a "change of control" are three and two times, respectively, and the multiple of base salary to be paid by the Company to Mr. Waldek, Dr. Jones and Dr. Trova upon the termination of their employment following a "change of control" is one time.

    The Company has also entered into Employee Innovation, Proprietary Information and Post-Employment Activity Agreements with its Named Executive Officers. Each agreement provides that, during the six month period immediately following the termination of his employment with the Company, the Named Executive Officer will not engage, directly or indirectly, in the sale or performance of any services for a customer for whom he performed services at any time during the twelve month period immediately preceding the termination of his employment.

CERTAIN TRANSACTIONS

    In March 1995, the Company entered into a license agreement with Aventis, S.A. (formerly, Hoechst Marion Roussel, Inc.). Under the terms of the license agreement, the Company granted Aventis an exclusive, worldwide license to any patents issued to the Company related to its original 1993 TAM U.S. patent application. Pursuant to the license agreement, Aventis paid the Company approximately $21.4 million in royalties in 1999. Aventis is obligated to pay ongoing royalties to the Company based upon sales of fexofenadine HCl. In connection with the transactions contemplated by the license agreement, Aventis purchased approximately 1.6 million shares of the Company's Common Stock and was granted demand registration rights with respect to such shares whereby Aventis has the right (i) on any one occasion beginning six months after completion of the Company's initial public offering to require the Company to register its shares under the Securities Act for resale to the public (provided that the aggregate offering price of such shares must be at least $3.0 million), (ii) to require the Company to register its shares on a "shelf" registration statement in the event the Company registers shares held by Dr. D'Ambra and/or Mr. Opalka under certain specified circumstances and (iii) to require the Company to include shares held by Aventis on registration statements independently filed by the Company, subject to certain restrictions. In addition, the Company has agreed to indemnify Aventis, its subsequent transferees and any underwriters and each of their controlling persons against claims and liabilities, including claims and liabilities arising under the securities laws.

    Dr. D'Ambra is entitled to payments under the Company's Technology Development Incentive Plan for amounts paid to the Company under the license agreement with Aventis, including 10% of all royalties paid to the Company. During 1999, Dr. D'Ambra earned the right to receive payments in the aggregate amount of $2,131,839 under this plan.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 12, 2000 of (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company's Common Stock, (ii) the directors and Named Executive Officers of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                          ----------------------
NAME OF BENEFICIAL OWNER(1)                                NUMBER     PERCENT(2)
---------------------------                               ---------   ----------
Thomas E. D'Ambra, Ph.D.(3).............................  4,290,245      29.1%
Constance M. D'Ambra(4).................................  4,290,245      29.1
Chester J. Opalka(5)....................................  1,922,081      13.0
Aventis, S.A.(6)........................................  1,142,231       7.8
Donald E. Kuhla, Ph.D.(7)...............................     73,461         *
Michael P. Trova, Ph.D.(8)..............................     43,412         *
Anthony P. Tartaglia, M.D.(9)...........................     41,428         *
Lawrence D. Jones, Ph.D.(10)............................     11,223         *
Frank W. Haydu, III(11).................................      3,000         *
Kevin O'Connor..........................................      1,000         *
David P. Waldek(12).....................................         --         *
All executive officers and directors as a group
  (11 persons)(13)......................................  6,470,222      43.2

------------------------

*   Less than 1%.

(1) The address of all listed stockholders other than Aventis, S.A. is c/o Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12203. The address of Aventis, S.A. is c/o Aventis Pharmaceuticals Inc., 10236 Marion Park Drive, Kansas City, Missouri 64137.

(2) All percentages have been determined as of April 12, 2000 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after April 12, 2000. For purposes of computing the percentage of outstanding shares of the Company's Common Stock held by each person or group of persons named above, any shares of Common Stock which such person or persons has or have the right to acquire within 60 days after April 12, 2000 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 12, 2000, a total of 14,748,423 shares of Common Stock were issued and outstanding.

(3) Includes 1,671,164 shares held by the Thomas E. D'Ambra GRAT I trust of which Dr. D'Ambra serves as the trustee. By virtue of his position as trustee, Dr. D'Ambra may be deemed to be the beneficial owner of all shares held by such trust. Also includes 2,619,081 shares owned jointly by Dr. and Mrs. D'Ambra, as to which shares Dr. and Mrs. D'Ambra share voting and investment power. Excludes 30,992 shares subject to options not exercisable within 60 days.

(4) Includes 2,619,081 shares owned jointly by Dr. and Mrs. D'Ambra, as to which shares Dr. and Mrs. D'Ambra share voting and investment power. Also includes 1,671,164 shares held by the Thomas E. D'Ambra GRAT I trust of which Dr. D'Ambra serves as the trustee, as to which shares Mrs. D'Ambra disclaims beneficial ownership.

(5) Includes 382,176 shares held by the Chester J. Opalka 1997 Retained Annuity Trust of which Mr. Opalka serves as a co-trustee. By virtue of his position as a co-trustee, Mr. Opalka may be deemed to be the beneficial owner of all shares held by such trust. Includes 5,603 shares subject to options exercisable within 60 days. Excludes 11,451 shares subject to options not exercisable within 60 days.

(6) Aventis S.A. is a publicly held French company formed on December 15, 1999 through the merger of Hoechst Aktiengesellschaft, a German corporation, and Rhone Poulenc, a French company. Aventis S.A. is the parent of Aventis Pharmaceuticals Inc. ("API") and HMR Pharma, Inc. ("Pharma"). API and Pharma made a filing with the Securities and Exchange Commission on Schedule 13G on December 22, 1999 in which they reported as a group sole voting and investment power with respect to the above shares.

(7) Includes 71,250 shares subject to options exercisable within 60 days. Excludes 81,000 shares subject to options not exercisable within 60 days.

(8) Includes 25,412 shares subject to options exercisable within 60 days. Excludes 22,997 shares subject to options not exercisable within 60 days.

(9) Includes 35,625 shares subject to options exercisable within 60 days. Excludes 6,250 shares subject to options not exercisable within 60 days.

(10) Excludes 37,250 shares subject to options not exercisable within 60 days.

(11) Includes 1,875 shares subject to options exercisable within 60 days. Excludes 6,250 shares subject to options not exercisable within 60 days.

(12) Excludes 62,000 shares subject to options not exercisable within 60 days.

(13) Includes 220,818 shares subject to options exercisable within 60 days. Excludes 527,829 shares subject to options not exercisable within 60 days.

                            STOCK PERFORMANCE GRAPH

    The following graph provides a comparison, from February 4, 1999, the date of the Company's initial public offering, through December 31, 1999, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq Index") and the Nasdaq Pharmaceuticals Index (the "Pharmaceuticals Index"). The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq Index and the Pharmaceuticals Index were provided to the Company by the Center for Research in Security Prices.

                                    [GRAPH]

                                                              NASDAQ STOCK MARKET
                                           ALBANY MOLECULAR    (U.S. COMPANIES)            NASDAQ
                                            RESEARCH, INC.           INDEX          PHARMACEUTICALS INDEX
                                           ----------------   -------------------   ---------------------
February 4, 1999.........................       100.00              100.00                 100.00
February 26, 1999........................        85.11               94.87                  96.29
March 31, 1999...........................       106.38              102.03                 103.28
April 30, 1999...........................       106.38              105.26                  95.06
May 28, 1999.............................       125.53              102.42                 101.21
June 30, 1999............................       126.60              111.64                 105.09
July 30, 1999............................       144.68              109.64                 117.19
August 31, 1999..........................       132.98              114.26                 127.34
September 30, 1999.......................       106.92              114.33                 120.10
October 29, 1999.........................       105.85              123.40                 121.57
November 30, 1999........................       122.87              138.34                 136.33
December 31, 1999........................       129.79              168.67                 174.77

                            EXPENSES OF SOLICITATION

    The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2001 annual meeting of stockholders must be received in writing by the Company by January 1, 2001. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12203-5154, Attention: Secretary.

    Stockholder proposals intended to be presented at the 2001 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12203-5154, together with all supporting documentation required by the Company's Amended and Restated By-laws, not earlier than January 31, 2001 nor later than March 17, 2001; provided, however, that in the event that the annual meeting is scheduled to be held before May 1, 2000 or after July 30, 2000, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company's Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission's rules governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

    On April 4, 2000, the Company dismissed KPMG LLP ("KPMG") and engaged PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent accountants for the fiscal year ending December 31, 2000. In each case, the decision was approved by the Board of Directors of the Company, upon the recommendation of the Audit Committee.

    KPMG's reports on the consolidated financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of KPMG, there were no disagreements with KPMG regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report.

    A representative from each of PricewaterhouseCoopers and KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representatives will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied, except that: (i) Dr. Tartaglia inadvertently filed a Form 4 late,
(ii) Dr. Jones inadvertently filed a Form 4 late and (iii) Mrs. D'Ambra inadvertently filed a Form 3 late.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     ALBANY MOLECULAR RESEARCH, INC.
                           21 CORPORATE CIRCLE
                       ALBANY, NEW YORK 02203-5154

                PROXY FOR THE 2000 MEETING OF STOCKHOLDERS
                               MAY 31, 2000

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF ALBANY MOLECULAR RESEARCH, INC.

     The undersigned acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2000, and hereby constitutes and appoints Thomas E. D'Ambra, Ph.D. and David P. Waldek (the "Proxies") and each of them, as Proxies of the undersigned, each with the power to appoint his substitute and to act alone, and authorizes each of them acting singly, to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Albany Molecular Research, Inc., held of record by the undersigned on April 12, 2000, at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 31, 2000 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1
                   APPEARING ON THE REVERSE SIDE HEREOF.

------------------------------------------------------------------------------

                                                            Please mark
                                                            your vote as
                                                            indicated in
                                                            this example

1. ELECTION OF DIRECTORS:

      FOR all nominees       WITHHOLD
      listed to the right    AUTHORITY          Donald E. Kuhla, Ph.D. and
      (except as marked      to vote for all    Kevin O'Connor
      to the contrary        nominees listed
                             to the right       (INSTRUCTION: TO WITHHOLD
                                                AUTHORITY TO VOTE FOR ANY
                                                INDIVIDUAL NOMINEE, DRAW A
                                                LINE THROUGH THAT INDIVIDUAL'S
                                                NAME ABOVE.)

2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                                    Date                        , 2000
                                        ------------------------

                                    -----------------------------------
                                    Signature

                                    -----------------------------------
                                    Signature, if held jointly

                                    Please sign exactly as name appears
                                    hereon. When shares are held by joint
                                    tenants, both should sign. When
                                    signing as attorney, executor,
                                    administrator, trustee or guardian,
                                    please give full title as such. If
                                    executed by a corporation or
                                    partnership, the proxy should be signed
                                    by a duly authorized person of the
                                    stockholders' corporation or partnership, stating his or her title or authority.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.